Exhibit 99.3

For Immediate Release

July 30, 2010

SAP Completes Acquisition of Sybase, Inc.

WALLDORF, Germany — July 30, 2010 — SAP AG (NYSE: SAP) today announced that it has completed the acquisition of Sybase, Inc. The acquisition was completed via a short-form merger under Delaware law pursuant to which Sheffield Acquisition Corp., an indirectly wholly owned subsidiary of SAP, was merged with and into Sybase, with Sybase surviving the merger as a wholly owned subsidiary of SAP America, U.S. operating subsidiary of SAP. As a result of the merger, all outstanding shares of Sybase that were not tendered into the previously completed tender offer (other than shares held by Sybase, SAP America or any of their wholly-owned subsidiaries, and shares held by stockholders that properly exercise appraisal rights under Delaware law) were converted into the right to receive $65.00 per share in cash without interest and subject to any required withholding of taxes, the same consideration paid to stockholders in the tender offer.

About SAP

SAP is the world’s leading provider of business software(*), offering applications and services that enable companies of all sizes and in more than 25 industries to become best-run businesses. With more than 102,500 customers in over 120 countries, the company is listed on several exchanges, including the Frankfurt stock exchange and NYSE, under the symbol “SAP.” For more information, visit www.sap.com.

# # #

(*) SAP defines business software as comprising enterprise resource planning, business intelligence, and related applications.

Follow SAP on Twitter at @sapnews.

For more information, press only:

Christoph Liedtke, SAP, +49 (6227) 7-50383, christoph.liedtke@sap.com, CET

Jim Dever, SAP, +1 (610) 661-2161, james.dever@sap.com, EDT

Mark Wilson, Sybase, +1 (925) 236-4891, mark.wilson@sybase.com, PDT

For more information, financial community only:

Stefan Gruber, SAP, +49 (6227) 7-44872, investor@sap.com, CET

Martin Cohen, SAP, +1 (212) 653-9619, investor@sap.com, EDT

Charlie Chen, Sybase, +1 (925) 236-6015, charlie@sybase.com, PDT

Forward-Looking Statements

This release contains forward-looking statements that involve risks and uncertainties concerning the parties’ ability to close the transaction. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the outcome of regulatory reviews of the proposed transaction and the ability of the parties to complete the transaction. Sybase is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions as they relate to SAP are intended to identify such forward-looking statements. SAP undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The factors that could affect SAP’s future financial results are discussed more fully in SAP’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Copyright © 2010 SAP AG. All rights reserved.

SAP, R/3, mySAP, mySAP.com, xApps, xApp, SAP NetWeaver and other SAP products and services mentioned herein as well as their respective logos are trademarks or registered trademarks of SAP AG in Germany and in several other countries all over the world. All other product and service names mentioned are the trademarks of their respective companies. Data contained in this document serve informational purposes only. National product specifications may vary.